FORM 8-K





                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549






                    Current Report Pursuant to Section 13
                    of the Securities Exchange Act of 1934





       Date of Report (Date Earliest Event reported)- November 27, 1996





                     Commission File Number     2-67419




                              CB BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)




                 Hawaii                             99-0197163
        (State of Incorporation)       (IRS Employer Identification No.)




                201 Merchant Street, Honolulu, Hawaii  96813
                   (Address of principal executive offices)




                                (808) 546-2411
                        (Registrant's Telephone Number)

ITEM 5.  Other events

Refer to attachment I.

Attachment I.

FOR IMMEDIATE RELEASE

Contact:     Daniel Motohiro
             CB Bancshares, Inc.
             (808) 546-2424

             Wayne Miyao
             City Bank
             (808) 546-8484


Honolulu, Hawaii, November 27, 1996 -- CB Bancshares, Inc. (NASDAQ: CBBI) today announced that as part of a previously announced plan to merge its two principal subsidiaries - International Savings and Loan Limited (ISL) and City Bank - Mr. Ronald Migita, will no longer be employed as President of CBBI and ISL effective November 15, 1996.

Mr. James M. Morita, Chairman of the Board and Chief Executive Officer of CB Bancshares, Inc. added, "We greatly appreciate Mr. Migita's contributions during this challenging time for our company and we wish him well."

CB Bancshares provides a full range of banking products and services for small- to medium-sized business and retail customers through its branch network on the islands of Oahu, Maui and Hawaii. The company is the third largest bank holding company in Hawaii.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 CB Bancshares, Inc.


Date:  December 3, 1996                          Daniel Motohiro
                                                 Senior Vice President and
                                                 Chief Financial Officer